UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2012

CENTERLINE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Church Street, New York, New York 10007
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement

On April 25, 2012, Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. (collectively, the “Companies”), each of which is a subsidiary of Centerline Holding Company (the "Registrant"), entered into a Mortgage Warehouse Loan and Security Agreement (the "Agreement") with Capital One, National Association as lender.

Pursuant to the Agreement, the Companies may borrow up to $75,000,000.  The Companies will use advances under the Agreement to fund the origination of certain types of eligible loans described in the Agreement, including loans originated on behalf of Fannie Mae and Freddie Mac, with such advances anticipated to bear interest at a rate of 250 basis points per annum over LIBOR.  The Companies have pledged as security for advances under the Agreement any mortgages financed by such advances and servicing and other rights related thereto.  The Agreement is attached hereto as Exhibit 10.1.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a).	Financial Statements

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c).	Exhibits

Exhibit 10.1   Mortgage Warehouse Loan and Security Agreement, dated as of April 25, 2012, among Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. as borrowers, and Capital One, National Association as lender.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company (Registrant)
BY:	/s/ Michael P. Larsen
Michael P. Larsen
Chief Financial Officer

May 1, 2012

Exhibit Index

Exhibit 10.1   Mortgage Warehouse Loan and Security Agreement, dated as of April 25, 2012, among Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. as borrowers, and Capital One, National Association as lender.